Exhibit 99.1

For Immediate Release

Ominto, Inc. Announces Non-Compliance with Nasdaq Stock Market Listing Requirements

BOCA RATON, FL, February 28, 2018 -- Ominto, Inc. (Nasdaq: OMNT), a growth company with global operations in the e-commerce, marketing, and entertainment industries, today announced that on February 22, 2018, it received a letter from Nasdaq, indicating that the Company is not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria outlined in Listing Rule 5250(c)(1). Due to the delay in filing its annual report on Form 10-K for the year ended September 30, 2017, the Company has been unable to file its quarterly report on Form 10-Q for the quarter ended December 31, 2017 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission.

The letter states that the Company must submit a plan no later than April 23, 2018, setting forth the actions it will take to regain compliance with the Listing Rules for continued listing. If Nasdaq accepts such plan, the Company may be granted an exception of up to 180 calendar days from the date the Form 10-Q was due, or until August 13, 2018, to regain compliance. The Company intends to submit a plan to Nasdaq as soon as practicable, but in no event later than April 23, 2018. The letter from Nasdaq has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

About Ominto, Inc.

Ominto is a growing company with global operations in the e-commerce, marketing, and entertainment industries. The company owns or invests in strategic entities that provide value to its global customer base.

Ominto is a pioneer in global Cash Back and first to market in many regions of the world. At the core of Ominto’s business is Dubli.com, a global consumer Cash Back e-commerce digital marketplace. At Dubli.com or at Partner sites powered by Ominto.com, consumers shop at their favorite stores, save with the best coupons and deals, and earn Cash Back with each purchase. The Ominto.com website features thousands of brand name stores and industry-leading travel companies from around the world, providing Cash Back savings to consumers in more than 120 countries. Ominto’s Partner Programs offer a white label version of the Ominto.com shopping and travel website to businesses and non-profits, providing them with a professional, reliable web presence that builds brand loyalty with their members, customers or constituents while earning commissions for the organization and Cash Back for shoppers on each transaction.

For more information, please visit Ominto's corporate website http://ominto.com.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These include statements about Ominto’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “believe,” “projects,” “could,” “would,” “intend” and similar expressions. You can also identify them by the fact that they do not relate strictly to historical or current facts. The forward-looking statements reflect Ominto’s current view about future events and are subject to risks, uncertainties and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Ominto may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on Ominto's forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: risks related to Ominto’s ability to continue as a going concern being in doubt; material weaknesses in Ominto’s internal controls, Ominto’s inability to generate enough customers or enough purchasing activity for our shopping websites; Ominto’s inability to establish and maintain a large growing base of Business Associates; Ominto’s failure to adapt to technological change; increased competition; increased operating costs; changes in legislation applicable to Ominto’s business; material weaknesses in Ominto’s internal controls; Ominto’s failure to improve our internal controls; and Ominto’s inability to generate sufficient cash flows from operations or to secure capital to enable us to maintain our current operations or support our intended growth; along with other risks and potential factors that could affect Ominto's business and financial results identified in Ominto's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

For More Information, Please Contact:

Elliot Sloane

Elliot.Sloane@fticonsulting.com